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                                                                  Exhibit 10.40

                              GALILEO INTERNATIONAL

                              RETIREE MEDICAL PLAN

              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1994)


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                               TABLE OF CONTENTS

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
ARTICLE I - ESTABLISHMENT OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         Section 1.01  Adoption and Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.02  History  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.03  Purpose of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.04  Applicability of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.05  Carryover of Plan Year or Calendar Year Limitations on Health
                            Care Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.06  Summary Plan Description . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II - CONSTRUCTION AND DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         Section 2.01  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 2.02  Gender and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.03  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE III - PLAN PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         Section 3.01  Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.02  Enrollment and Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.03  Re-enrollment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.04  Enrollment of Medicaid Eligible Persons  . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE IV - PAYMENT OF BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         Section 4.01  Unfunded Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 4.02  Employer and Retiree Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 4.03  Amounts of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE V - COVERED EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         Section 5.01  Benefits Payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.02  Special Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.03  Alcohol/Substance Abuse Care Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.04  Psychiatric Benefits Provision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE VI - BENEFIT LIMITS AND EXCLUSIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         Section 6.01  General Limitations and Exclusions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.02  Pre-Existing Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35



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
ARTICLE VII - COORDINATION OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  36

         Section 7.01  Definitions of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.02  Nonduplication of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 7.03  Coordination Among Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 7.04  Excess Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 7.05  Information Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 7.06  Payment Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 7.07  Right of Recovery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE VIII - COORDINATION WITH MEDICARE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

         Section 8.01  Secondary Coverage to Medicare . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 8.02  Primary Coverage to Medicare . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 8.03  Medicare Coverage Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 8.04  Eligibility for Medicare . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE IX - CLAIMS PROCEDURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

         Section 9.01  Application for Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 9.02  Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 9.03  Appeal Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 9.04  Exhaustion of Administrative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 9.05  Facility of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 9.06  Assignment of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 9.07  Missing Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 9.08  Recovery of Overpayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE X - SUBROGATION AND REIMBURSEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         Section 10.01  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 10.02  Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 10.03  Subrogation and Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE XI - TERMINATION AND CONTINUATION OF PLAN COVERAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

         Section 11.01  Cancellation of Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 11.02  Change in Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 11.03  Continuation of Coverage To Eligible Dependents . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 11.04  Election of Continued Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 11.05  Contributions for Continued Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50



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
         Section 11.06  Duration of Continued Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 11.07  Limitations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 11.08  Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE XII - ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

         Section 12.01  Plan Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 12.02  Powers and Duties of the Plan Administrator . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 12.03  Expenses of Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 12.04  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 12.05  Liability of the Board, Officers and Employees  . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE XIII - AMENDMENT OR TERMINATION OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

         Section 13.01  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 13.02  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 13.03  No Vesting of Plan Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE XIV - MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

         Section 14.01  Conformity with Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 14.02  Limitation of Rights and Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 14.03  Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 14.04  Misrepresentation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 14.05  Disclaimer of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 14.06  Entire Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 14.07  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

SCHEDULE OF BENEFITS





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                              GALILEO INTERNATIONAL

                              RETIREE MEDICAL PLAN

              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1994)


                                   ARTICLE I

                             ESTABLISHMENT OF PLAN

         Section 1.01  Adoption and Effective Date.   Effective September 16,
1993, Galileo International Partnership ("Galileo") adopted the Galileo International Retiree Medical Plan (the "Plan") in order to provide health care benefits for the eligible retirees of Galileo and any other Affiliated Employer which adopts the Plan with the written consent of the Supervisory Board of Galileo. Galileo hereby amends and restates the Plan effective January 1, 1994 (the "Effective Date") to incorporate the requirements of the Omnibus Budget Reconciliation Act of 1993 and to make certain changes to the Plan.

         Section 1.02 History. Prior to Galileo adopting the Plan, the Plan was called the Covia Partnership Retiree Medical Plan which was originally established effective January 1, 1993, by Covia Partnership ("Covia"). Effective September 16, 1993, pursuant to a combination of the operations of Covia, certain of the assets and business of Covia were assumed by Apollo Travel Services, a general partnership, and Covia was renamed as Galileo International Partnership. Accordingly, effective September 16, 1993, the Plan was renamed the Galileo International Retiree Medical Plan.

         Section 1.03 Purpose of Plan. The Plan is a retiree health care benefit plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and is intended (i) to qualify as a nondiscriminatory self-funded medical expense reimbursement plan under Section 105(e) of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) to set forth the terms and conditions for the payment or reimbursement of all or a portion of specified Covered Expenses for health care.

         Section 1.04 Applicability of Plan. The Plan as amended and restated shall apply to eligible individuals who are Retirees, or enrolled Dependents of such Retirees, on or after January 1, 1994. The rights and benefits, if any, of an eligible individual shall be determined by the provisions of the Plan in effect for that individual at the time the charge that comprises the health care benefits claim is Incurred.

         Section 1.05 Carryover of Plan Year or Calendar Year Limitations on Health Care Benefits. Any Plan Year or calendar year limitations, including but not limited to, annual Deductibles, Copayments, and specific benefit limitations that have been satisfied for the Plan Year or the calendar year under the Galileo International Medical, Dental and Vision Care Plan, during the Plan Year in which an eligible employee or his eligible dependents cease participation in the Galileo Medical, Dental and Vision Care Plan and begin participation in this Plan, shall be carried over from the Galileo Medical, Dental and Vision Care Plan for that Plan Year or calendar year and applied to this Plan for the remainder of that Plan Year or calendar year.

         Section 1.06 Summary Plan Description. Summary Plan Description booklets shall be furnished by the Plan Administrator to each Retiree setting forth, in summary form, the essential features of the Plan. In the event of any inconsistency between the summary plan description booklet and the specific provisions of this Plan or other contracts maintained in conjunction with this Plan, this Plan document or other contracts shall govern.



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                                   ARTICLE II

                          CONSTRUCTION AND DEFINITIONS

         Section 2.01  Definitions.   Whenever used in the Plan, the following
words and phrases shall have the respective meanings specified in this Article unless the context plainly requires a different meaning, and when the defined meaning is intended the term shall be capitalized in the Plan.

         (a) "Accident" means a sudden, unforeseen and unintended event which results in bodily injury sustained independently of all other causes.

         (b) "Affiliated Employer" means any partner of the Employer and any other entity owned in whole or in part by the Employer or by any such partner, but only for such period of time, if any, as such partner or other entity adopts and maintains the Plan for the benefit of its eligible Retirees.

         (c) "Applicant" means a Participant by whom or on whose behalf a claim for Benefits under the Plan has been filed.

         (d) "Benefit(s)" means that amount payable under the Plan with regard to Covered Expenses as set out herein. All Benefits offered under the Plan are available to Early Retirees who elect to participate, provided they satisfy the eligibility criteria specified for the particular Benefit.
Medicare Retirees who elect to participate are eligible for the same Benefits as Early Retirees, except such Benefits are available to them solely on a basis secondary to Medicare, pursuant to Section 4.03(b) and Article VIII.

         Dependents who have not yet attained age 65 (unless otherwise eligible for Medicare) shall be eligible for the same Benefits for which Early Retirees are eligible, regardless of whether the Retiree who enrolled that Dependent is an Early Retiree or Medicare Retiree. However, upon attainment of age 65 (or earlier Medicare eligibility) by any Dependent, that Medicare Dependent shall only be eligible for the same Benefits for which Medicare Retirees are eligible (i.e., Coverage secondary to Medicare).

         (e) "Birthing Center" means a facility which provides a homelike setting for the purpose of childbirth, and which meets all of the following requirements:

         1. It is licensed as a Birthing Center in accordance with the laws of the state in which the facility is located;

         2. It is primarily staffed, equipped and operated for the purpose of providing antepartum (before labor), intrapartum (during labor) and postpartum (after labor) care, as well as care of the newborn child;

         3. It is operated under the direct supervision of a Physician specializing in obstetrics and gynecology who is directly responsible for the care of the patient and newborn child;

         4.      It provides 24-hour nursing service by Nurses or Nurse
                 Midwives;

         5. A Physician specializing in obstetrics or a Nurse Midwife must be present at childbirth;

         6. It must provide life supporting equipment and capability pending transfer to a Hospital;

         7. It must have a written agreement with a Hospital to accept complicated or life-threatening cases involving the mother or child;

         8. It must provide education to the Participant to prepare for the delivery; and

         9. It must maintain written records of all pertinent facts regarding the care of both the mother and the newborn child.

         (f)     "Board" means the Supervisory Board of Galileo.

         (g) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, Public Law 99-272, Title X, as amended from time to time.

         (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the applicable regulations promulgated thereunder.

         (i) "Confinement" means the period beginning on the day a Participant enters a Hospital or similar health care institution as a registered bed patient upon the recommendation of a Physician and ending on the day the Participant leaves the respective Hospital or similar health care institution or, if the Participant is transferred from one Hospital or similar health care institution to another respective facility, the day on which the Participant leaves the last Hospital or similar health care institution. Successive Hospital confinements shall be deemed to be continuous and shall constitute a single confinement if discharge from and re-admission to a Hospital or similar health care institution occurs within a ninety (90) day period.

         (j) "Contribution" means the amount, if any, as established by Galileo from time to time which must be paid by or on behalf of Retirees and Dependents in order to obtain Coverage under the Plan.

         (k) "Copayment" means that portion of Covered Expenses paid by the Participant as compared to the portion of Covered Expenses paid by the Plan, as set out in the Schedule of Benefits.

         (l) "Cosmetic Surgery" means any type of plastic, reconstructive or cosmetic surgical procedure which does not substantially improve function and is performed primarily to improve, enhance or alter appearance.

         (m) "Coverage" means those Benefits provided by this Plan or participation in this Plan with respect to a Retiree or an enrolled Dependent.

         (n) "Covered Expenses" means the Reasonable and Customary charges that are Medically Necessary for the care and treatment of an Injury or Illness of a Participant, as determined by the Plan Administrator in its sole discretion. If a charge is not specified in the Plan, it is not a Covered Expense. Covered Expenses shall be adjusted according to the applicable provisions of the Plan.

         (o) "Custodial Care" means care consisting of services and supplies provided to a Participant, in or out of an institution, whether or not the Participant is disabled, and no matter by whom recommended or furnished, primarily to train or assist the Participant in daily living activities, or to maintain rather than improve a level of function and which is not reasonably expected to substantially improve the Participant's medical condition.

         (p) "Deductible" means a specific amount of Covered Expenses that must be paid by a Participant before Benefits are payable under the Plan with respect to any applicable period prescribed in the Plan and as set forth in the Schedule of Benefits.

         (q)     "Dependent" means:

         1. The legal spouse, if any, to whom the Retiree was married at the time of his retirement, unless then legally separated;

         2. Unmarried children of a Retiree who were born prior to the Retiree's retirement, are primarily dependent upon the Retiree for financial support and are:

                 (A)      Younger than nineteen (19) years of age; or

                 (B)      At least nineteen (19) but younger than twenty-five
                          (25) years of age and are registered, full-time students at an accredited educational institution; or

                 (C) Physically or mentally incapacitated without regard to age, so as to be incapable of supporting themselves, provided that satisfactory proof of the disability is submitted to the Employer:

                          (i) within thirty-one (31) days after the date coverage would terminate under (A) or (B), and

                          (ii) at the Employer's request, periodically (but not more frequently than once in each calendar year) thereafter.

                 Children means natural children and legally adopted children, including children placed with a Retiree for adoption at the time of the Retiree's retirement, which means the assumption and retention by the Retiree of a legal obligation for total or partial support of such child in anticipation of the adoption of such child. Children also includes step-children of a Retiree and children related to the Retiree by blood or marriage for whom the Retiree (or Retiree's spouse) is the legal guardian and who live with the Retiree in a normal parent-child relationship and depend on the Retiree for primary support. Children does not include any other children residing with the Retiree; including, but not limited to, foster children, children over whom the Retiree has a power of attorney, children being cared for by the Retiree under temporary court order, and children from a prior marriage who do not reside with the Retiree unless the Retiree is required to provide medical coverage pursuant to a qualified medical child support order as defined in ERISA Section 609.

         "Dependent" does not mean

         1.      A former spouse of a Retiree;

         2. A spouse or child of a Retiree on active duty in any branch of military service;

         3.      A Retiree or employee of the Employer;

         4. Grandchildren, parents, grandparents, or any other relations not specifically set forth above.

         5. A spouse to whom a Retiree becomes married after his retirement commences; or

         6. A person who first becomes a Retiree's child after the Retiree's retirement commences unless the Retiree is required to provide medical coverage pursuant to a qualified medical child support order as defined in ERISA Section 609.

         A Dependent shall be eligible to participate in only one group health care plan maintained by an Employer and shall be considered a Dependent of only one Retiree.

         (r)     "Durable Medical Equipment" means equipment that is:

         1.      Made to withstand prolonged use;

         2. Made for and mainly used in the treatment of Illness or Injury;

         3.      Suited for use in the home; and

         4. Not normally of use to persons who do not have a Illness or Injury.

         (s) "Effective Date" means January 1, 1994, the date on which the provisions of this amended and restated Plan became effective.

         (t) "Employer" means Galileo and any Affiliated Employer that adopts the Plan with the written approval of the Board.

         (u) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         (v) "Experimental" means that the medical use of a service or supply is still under study and that it is not yet recognized throughout the medical profession in the United States as safe and effective for diagnosis or treatment under the accepted standards of medical practice as determined by the Food and Drug Administration (FDA) and for the American Medical Association's Council of Medical Specialty Societies (AMA). This includes, but is not limited to, all phases of clinical trials; all treatment protocols based upon or similar to those used in clinical trials; any drugs approved by the FDA under its Treatment Investigational New Drug regulation; and Federal Food and Drug Administration-approved drugs used for unrecognized treatment indications.

         If a drug, service, or supply is not rated by the FDA and/or AMA, the Plan Administrator shall rely on the prevailing medical opinion regarding the Experimental, or medical standards status of the drug, service, or supply as found in the commissioned studies, opinions, or references of the medical associations or federal government agencies that have the authority to approve medical testing of the drug, service, or supply.

         (w) "Family" means the Retiree and all his Dependents covered, from time to time, under the Plan.

         (x) "Free-Standing Surgical Center" means an institution which meets all of the following requirements:

         1.      It has a medical staff of Physicians and Nurses;

         2. It maintains at least two operating rooms and one recovery room;

         3.      It maintains diagnostic laboratory and x-ray facilities;

         4.      It has equipment for emergency care;

         5.      It has a blood supply;

         6.      It maintains medical records;

         7. It has agreements with Hospitals for immediate acceptance of patients who need Hospital Confinement on an inpatient basis; and

         8. It is licensed in accordance with the law of the state in which the facility is located.

         (y) "Galileo" means Galileo International Partnership, which prior to September 16, 1993, was known as Covia Partnership.

         (z) "Galileo International Medical, Dental and Vision Care Plan" means the Galileo International Partnership medical plan for active employees, as amended from time to time.

         (aa) "Geographic Area" means the general locality in which the services or supplies are actually provided or such greater area as is necessary to obtain a representative cross-section of charges for a like service or supply, but in no event shall such area be less than the area defined by the first three digits of the postal zip code.

         (bb) "Home Health Aide" means an individual employed by a Home Health Care Agency who has been trained to perform procedures that are an extension of professional nursing and therapy services. The assignment of a Home Health Aide to a Participant must be made in accordance with a plan of treatment which indicates that the services of the Aide are needed to achieve the medically desired results.

         (cc) "Home Health Care Agency" means a public or private organization specializing in providing medical care and treatment in the home that meets the following requirements:

         1. It is primarily engaged in providing skilled nursing and other therapeutic services;

         2. It has policies established by a professional group, including at least one Physician and one registered graduate nurse associated with the organization;

         3.      It maintains complete medical records on each patient;

         4.      It has a full-time administrator; and

         5. It is licensed in accordance with the laws of the state in which the facility is located.

         (dd) "Hospice" is a facility or program of care that provides counseling and medical services, and may provide Room and Board, to a Terminally Ill Participant and that also meets all of the following tests:

         1. It is licensed in accordance with the laws of the state in which the facility is located;

         2.      It provides service 24 hours a day, 7 days a week;

         3.      It is under the direct supervision of a Physician;

         4.      It has a nurse coordinator who is a Registered Nurse (R.N.);

         5. It provides counseling services by a licensed social worker or a licensed pastoral counselor;

         6.      It has a full-time administrator;

         7.      It maintains written records of services provided to patients;
                 and

         8.      Its primary purpose is to provide hospice services.

         (ee) "Hospital" means a legally operated institution that is accredited by the Joint Commission on Accreditation of Hospitals, or by the American Osteopathic Association and provides inpatient diagnostic and therapeutic facilities on the premises for surgical and medical diagnosis, treatment, and care of injured and sick persons under the supervision of a staff of Physicians and with 24-hour nursing service. Hospital does not include Skilled Nursing Facilities, Treatment Facilities, rest homes, homes for the aged or other facilities providing Custodial Care.

         (ff) "Household" means persons sharing a common abode with the Participant as part of a single family unit, including those related by blood, marriage or adoption, domestic employees and others who live as part of a family unit, including unmarried children away from the common abode who are regularly attending school on a full-time basis.

         (gg) "Illness" means a condition, sickness or disease that is not due to an Injury, requires treatment by a Physician or other health care provider whose services are covered by the Plan, and results in an expense Incurred by a Participant while covered under this Plan. Any condition, sickness or disease arising from an occupational Illness is excluded from coverage under the Plan.

         (hh) "Incurred" or "Incurs" means the date, on or after the Effective Date, on which a service or supply was rendered or furnished and not when a Participant or individual is formally billed or charged for, or pays for the service or supply. In the absence of due proof to the contrary, when a single charge is made for a series of identical services, each service shall be considered to bear a pro rata share of the charge.

         (ii) "Injury" means trauma or damage to the body occurring as a result of an Accident, either directly or indirectly, along with other related conditions sustained by a Participant while covered under this Plan. Any condition arising from an occupational Injury or Accident is excluded from coverage under the Plan.

         (jj) "Intensive Care/Coronary Care Unit" means a special ward in a Hospital that:

         l.      Has been designated as a special care unit by the Hospital;

         2.      Is maintained on a 24-hour basis;

         3. Is operating solely for the accommodation of acutely ill patients; and

         4. Is equipped to provide those nursing and medical services which are not available in the Hospital's surgical recovery room or regular public, semi-private or private wards; provided the patient's Confinement in the Intensive Care/Coronary Care Unit is Medically Necessary.

         (kk) "Maximum Benefit" means the maximum amount of Covered Expenses per Participant that the Plan shall pay as set forth in the Schedule of Benefits.

         (ll) "Out-of-Pocket Expense" means the amount each Participant shall pay in Copayments each Plan Year, after satisfying any applicable Deductible amounts, as set forth in the Schedule of Benefits.

         (mm) "Medical Emergency" means a sudden Illness or Injury in which severe symptoms occur unexpectedly and which in the absence of immediate medical attention, could reasonably be expected to result in death or total and permanent disability.

         (nn) "Medically Necessary" means those services and supplies that are reasonable and necessary for the diagnosis and treatment of an Illness or Injury and that could not have been omitted without adversely affecting the Participant's medical condition or the quality of the health care rendered under generally accepted professional standards of medical practice at the time and place the expense is Incurred. The fact that a procedure or level of care is prescribed by a Physician does not mean that it is medically reasonable or necessary or that it is covered under this Plan. Diagnostic testing or procedures for preventive purposes only are not considered Medically Necessary. The final determination as to whether a service or supply is Medically Necessary shall be made by the Plan Administrator in its sole discretion.

         Services or treatments which are not Medically Necessary shall include, but not be limited to, the following:

         1. Procedures that are Experimental or of unproven value or of questionable current usefulness;

         2. Procedures that tend to be redundant when performed in combination with other procedures;

         3. Diagnostic procedures that are unlikely to provide a Physician with additional information when they are used repeatedly;

         4. Procedures that are not ordered by a Physician or that are not documented in the patient's medical records;

         5. Procedures that are not commonly or broadly accepted professionally in the United States as effective, appropriate and essential, based upon recognized standards of the health care specialty involved;

         6. Procedures that can be performed with equal efficiency at a lower level of care; or

         7. Services and supplies furnished for the personal comfort or convenience of the patient.

         (oo) "Medicare" means the program of medical care benefits provided under Part A and Part B of Title XVIII of the Social Security Act of 1965, as amended from time to time.
         (pp) "Nurse" means a Registered Graduate Nurse (RN), or a Licensed Practical Nurse (LPN) who is licensed to perform nursing services by the state in which the person performs such service and is performing within the scope of that license at the time and place services are rendered, other than a person who ordinarily resides in the Participant's home, or who is the spouse, child or parent of the Participant or the Participant's spouse.

         (qq) "Nurse Midwife" means a person who is licensed as a Nurse Midwife in accordance with the laws of the state in which the person performs midwifery services, and who is acting within the scope of that license while providing such services.

         (rr) "Participant" means a Retiree or a Dependent who is eligible to participate and who is receiving Coverage under the Plan. A Dependent of a Retiree shall be a Participant only if Dependent coverage for him has been elected by the participating Retiree.

         (ss) "Physician" means a person who is a doctor of medicine or doctor of osteopathy who is legally qualified and licensed to practice medicine, surgery or obstetrics at the time and place services are rendered, other than a person who ordinarily resides in the Participant's home, or who is the spouse, child or parent of the Participant or the Participant's spouse.

         (tt) "Plan" means the Galileo International Retiree Medical Plan, as set forth in this document including the Schedule of Benefits that is incorporated into the Plan by this reference, and as it may be amended from time to time.

         (uu) "Plan Administrator" means Galileo, or such persons or committee appointed as such from time to time by the Board in accordance with
Article XII.

         (vv) "Plan Year" means the twelve (12) month calendar year period beginning January 1 and ending on the next December 31.

         (ww) "Reasonable and Customary" means the charges made by a Physician or other health care provider that are not in excess of the general level of charges made by others rendering or furnishing such services or supplies within the same Geographic Area in which the charge is Incurred for Illness or Injury comparable in nature and severity to the Illness or Injury being treated. If the Reasonable and Customary charge for a service or supply cannot be readily determined because of the unusual nature of the service or supply, the following factors will determine to what extent the charge is reasonable:

         1.      The complexity involved;

         2.      The degree of professional skill required; and

         3. Other pertinent factors as determined by the Plan Administrator in its sole discretion, based on criteria uniformly applied.

         The determination of whether a charge is Reasonable and Customary shall be made by the Plan Administrator in its sole discretion, based on criteria uniformly applied.

         (xx) "Retiree" means an eligible former regular full-time or regular part-time employee of the Employer (excluding any employee whose terms of employment with the

Employer were governed by a collective bargaining agreement that does not provide for Coverage under the Plan) who:

         1. Was participating in the Galileo International Medical, Dental and Vision Care Plan as an eligible employee on the date immediately preceding the employee's retirement date; [CONFIRM] and

         2. Has retired by terminating employment with the Employer at any time after:

                 (i) having attained age 55 and completed 10 years of service (determined by using the individual's years of vesting service standing to the individual's credit under the tax-qualified defined benefit pension plan maintained by the individual's Employer); or

                 (ii) incurring a permanent and total disability (determined under the tax-qualified defined benefit pension plan maintained by the individual's Employer) after having attained age 50 and completed 10 years of service.

         The Plan covers two classes of Retirees, and the word Retiree shall refer to both classes unless otherwise specified in the Plan. An "Early Retiree" is a Retiree who has not yet attained age 65 or earlier Medicare eligibility. A "Medicare Retiree" is a Retiree who is eligible for Medicare by age or condition.

         (yy) "Room and Board" means all charges commonly made by a Hospital or Treatment Facility at a daily or weekly rate for room and meals and for all general services and activities for essential to the care of registered bed patients.

         (zz) "Schedule of Benefits" means the schedule(s) established by Galileo, attached hereto, and incorporated herein, as amended from time to time, and which provide further explanation and terms of the Benefits offered under the Plan from time to time.

         (aaa)   "Skilled Nursing Facility" means an institution that:

         1. Is operated primarily to provide skilled nursing care and treatment for patients convalescing from Illness or Injury;

         2. Provides 24-hour nursing services under the full-time supervision of a Physician or Registered Graduate Nurse;

         3.      Maintains daily clinical records on each patient;

         4. Provides appropriate methods for dispensing and administering drugs and medicines;

         5. Has a written agreement with a Hospital to accept patients requiring inpatient treatment; and

         6. Is licensed in accordance with the laws of the state in which the facility is located.

Skilled Nursing Facility does not include Treatment Facilities, clinics, rest homes, homes for the aged, or other facilities providing Custodial Care.

         (bbb) "Terminally Ill" means a Participant with a life expectancy of six (6) months or less, as certified by a Physician.

         (ccc) "Treatment Facility" means, as applied to the treatment of alcoholism or drug abuse, an institution, or a distinct part of an institution that:

         1. Is operated primarily to provide a program for diagnosis, evaluation, and effective treatment of alcoholism or drug abuse;

         2. Meets any applicable licensing standards established by the jurisdiction in which the facility is located;

         3. In regard to inpatient residential treatment, is licensed as an intermediate residential facility rather than a long-term care facility; and

         4. Is JCAH (Joint Commission on Accreditation of Hospitals) accredited.

         Section 2.02 Gender and Number. Except as otherwise clearly indicated by the context, whenever used in the Plan a masculine pronoun shall be deemed to include the feminine and neuter genders, words used in the singular shall be deemed to include the plural and words used in the plural shall be deemed to include the singular, as circumstances make such meanings applicable.

         Section 2.03 Headings. All headings and captions used in this Plan are used as a matter of convenience and for reference only, and in no way shall they be considered in determining the scope or intent of the Plan or in interpreting or construing any Plan provisions.

                                  ARTICLE III

                               PLAN PARTICIPATION

         Section 3.01  Eligibility.

         (a) Retirees. Each Retiree shall be eligible to participate in the Plan commencing as of the later of (i) the Plan's Effective Date, or (ii) the date the individual becomes a Retiree.

         (b) Dependents. Each Dependent shall be eligible to participate in the Plan commencing as of the later of (i) the Plan's Effective Date, (ii) the date the Retiree becomes a Participant, or (iii) the date the individual becomes a Dependent.

         Section 3.02  Enrollment and Effective Date.

         (a) Retirees. Participation by a Retiree shall be voluntary and shall depend upon the Retiree timely making the required Contribution for Coverage under the Plan. To participate in the Plan, each Retiree must complete and submit to the Plan Administrator an enrollment form, and furnish to the Plan Administrator such other information that it shall require, within thirty-one (31) days of the date the Retiree satisfies the eligibility requirements set forth in Section 3.01(a) above. Upon proper enrollment, Coverage shall become effective for the Retiree on the date described in
Section 3.01(a).

         A Retiree who does not enroll for Coverage within the thirty-one (31) day period after the Retiree first becomes eligible to participate in the Plan, shall be permitted to enroll for Retiree Coverage prospectively only as of the first day of any calendar month after submitting a proper enrollment form and such other information as the Plan Administrator may require, and subject to the pre-existing condition limitations under Section 6.02, if applicable.

         (b) Dependents. A Retiree must enroll his Dependents in the Plan for Dependent Coverage to become effective. Coverage becomes effective for any Dependent on the date described in Section 3.01(b) provided the Plan Administrator receives a properly completed enrollment form, and such other information as the Plan Administrator may require, on behalf of the Dependent within thirty-one (31) calendar days of the date the Dependent first becomes eligible for Coverage.

         A Retiree who does not enroll a Dependent for Coverage within the thirty-one (31) day period after the Dependent first becomes eligible to participate in the Plan, shall be permitted to enroll such Dependent for Coverage under the Plan prospectively only as of the first day of any Plan Year after submitting a proper enrollment form and such other information as the Plan Administrator may require, and subject to the pre-existing condition limitations under Section 6.02, if applicable.

         Notwithstanding the foregoing, Coverage for a Dependent, other than a newborn, who is confined to a Hospital or other health care institution when Coverage under the Plan would otherwise become effective, shall begin on the date the Dependent is released from the Hospital or other health care institution.

         Section 3.03  Re-enrollment.

         (a) Retirees. A Retiree whose Coverage under the Plan is cancelled may later prospectively re-enroll for Coverage one time only, as of the first day of any calendar month, by submitting a proper enrollment form and such other information as the Plan Administrator may require, and subject to the pre-existing condition limitations under Section 6.02, if applicable.

         Any Retiree who is not participating in the Plan at the time he attains Medicare eligible age or incurs an involuntary termination of group health plan coverage under a different plan, shall be permitted to enroll in this Plan effective as of the date the Retiree either attains Medicare eligible age or incurs said termination of other coverage, as the case may be, provided the Retiree submits a proper enrollment form and such other information as the Plan Administrator may require, and subject to the pre-existing condition limitations under Section 6.02, if applicable. Any enrollment by a Retiree under this paragraph shall not count against the one time limit on voluntary re-enrollment under the preceding paragraph.

         (b) Dependents. A Retiree who cancels Coverage for a Dependent shall not be permitted to re-enroll that Dependent for Coverage earlier than the start of any Plan Year that commences at least six (6) months after the date as of which the Coverage was cancelled. Any Dependent for whom Coverage is cancelled by the Retiree may not be re-enrolled for Coverage more than one time, and shall be subject to the pre-existing condition limitations under
Section 6.02, if applicable.

         Section 3.04 Enrollment of Medicaid Eligible Persons. In enrolling a Retiree or Dependent or in determining or making any payments for benefits of a Participant, the fact that the individual is eligible for or is provided medical assistance under a state plan for medical assistance approved under Title XIX of the Social Security Act shall not be taken into account. Payment for benefits with respect to a Participant under the Plan shall be made in accordance with any assignment of rights made by or on behalf of such Participant as required by a state plan for medical assistance approved under
Section 1912(a)(1)(A) of Title XIX of the Social Security Act ("Medicaid"). To the extent payment has been made under Medicaid medical assistance, in any case in which the Plan has a legal liability to pay for items or services constituting such assistance, payment for benefits under the Plan shall be made in accordance with any state law that provides that the state has acquired the rights with respect to the Participant to such payment for items or services.

                                   ARTICLE IV

                              PAYMENT OF BENEFITS

         Section 4.01 Unfunded Plan. Unless otherwise authorized in this Section, benefits under the Plan shall be paid solely by Galileo from any available general assets. No other person, including any Plan fiduciary, any Employer, and any officer, director, partner, employee or agent of any Employer, shall have any responsibility or liability to provide any benefits payable under the Plan, even if Galileo's general assets become insufficient. No Participant shall acquire by reason of the Plan any right in or title to any assets, funds, or property of any Employer. No officer, director, partner, employee or agent of any Employer guarantees in any manner the payment of Plan benefits. In addition, all of the terms of the Plan, as the same may be amended from time to time, shall be applicable to a Participant who exercises his COBRA rights to continue Plan Coverage.

         Section 4.02  Employer and Retiree Contributions.

         (a) Employer Contributions. Each Employer shall make Contributions to the Plan provided, however, such Contributions may be suspended, increased or decreased at any time for any reason as determined by Galileo in its sole discretion.

         (b) Retiree Contributions. A Retiree as a condition of Coverage under this Plan, shall be required to agree in writing, prior to becoming covered under the Plan, to make Contributions to the Plan; provided, however, Galileo reserves the right to increase or decrease such Retiree Contributions at any time for any reason.

         The Retiree's share of such cost may be identified by Galileo as a dollar amount or percentage of such cost, and that share may vary from year to year in the discretion of Galileo unless otherwise specified herein. Contributions are due monthly in advance.

         Retiree Contributions shall become general assets of Galileo as collected and no contributing Retiree (nor his Dependents) shall have any claim or right to such Contributions once made or to any earnings thereon. Contributions shall be aggregated and made available for all Plan liabilities, so any Participant's Benefits shall not be limited by the amount of Contributions made on his behalf for the Plan Year.

         Section 4.03  Amounts of Benefits.

         (a) Subject to all of the provisions and limitations of the Plan, the Plan will pay Covered Expenses for an Injury or Illness Incurred by a Participant during a Plan Year. The Covered Expenses payable under the Plan are solely for services or supplies described in the Plan, and are subject to the limitations described in the Plan.

         (b) All the Benefits available to Early Retirees and non-Medicare Dependents shall be available (subject to the further provisions of the Plan) to Medicare Retirees and Medicare Dependents, except such Benefits shall be secondary to Medicare as provided in Article VIII. In no event shall the Benefits payable to a Participant for a calendar year exceed the amount that would have been paid by the Plan in the absence of Medicare.

                                   ARTICLE V

                                COVERED EXPENSES

         Section 5.01 Benefits Payable. If a Participant Incurs Covered Expenses for medical services, treatment or supplies as set forth herein, the Plan shall pay the appropriate percentage of the Reasonable and Customary charges as specified in the Schedule of Benefits after any applicable Deductible amount is satisfied by the Participant; subject, however, to the further provisions of this Plan. Covered Expenses shall only include the following types of medical services performed by or under the direction of a Physician and which are Medically Necessary:

         1.      Hospital Room and Board charges:

                 (a) limited to the Hospital's charge for the most common semi-private room accommodations;

                 (b) in the event of Confinement in a private room, Benefits shall be determined on the basis of the Hospital's most common semi-private room allowance, but up to the Hospital's most common charge for private room accommodations shall be covered if the private room is prescribed as Medically Necessary by the Physician; and

                 (c) including the Hospital's charge for Confinement in an Intensive Care/Coronary Care Unit, modified care or other similar special care facilities when such confinement is Medically Necessary for the treatment of an Illness or Injury.

         2. Miscellaneous Hospital charges (excluding professional fees unless otherwise specified) for services or supplies which are Medically Necessary for the diagnosis and treatment of an Illness or Injury and which normally would not (and are not) otherwise included in the Hospital's Room and Board charge:

                 (a)      general nursing services;

                 (b) use of operating room, delivery room, treatment rooms and equipment;

                 (c) all drugs and medicines used during hospitalization which are listed in the official formularies at the time of use and which are commercially available for purchase by the Hospital;

                 (d)      dressings, ordinary splints, and plaster casts;

                 (e) the following services when rendered as a regular Hospital service customarily provided by the Hospital, including laboratory examinations, x-ray examinations, electrocardiograms, basal metabolism tests, speech or physical therapy, oxygen, or other gasses (including their administration), anesthesia, including anesthesia administration by a Physician or certified registered nurse anesthetist, administration of blood and blood plasma, intravenous injections and solutions, therapeutic services; and

                 (f) nursery charges and professional fees for a well baby while the Retiree or Dependant spouse is confined in a Hospital for maternity care due to pregnancy, resulting in child birth, or related complications.

         3. Professional ambulance charges from a Hospital or a licensed ambulance service, including air-ambulance to transport the Participant to or from a Hospital.

         4.      Surgical services, subject to (d) below, consisting of:

                 (a) operative and cutting procedures (including necessary pre- and post-operative care) which are Medically Necessary for the treatment of an Illness or Injury, and which are performed by a Physician in or out of a Hospital;

                 (b)      the following types of organ transplants:

                          (i)     cornea;

                          (ii)    kidney;

                          (iii)   bone marrow;

                          (iv)    heart valve;

                          (v)     muscular-skeletal;

                          (vi)    parathyroid;

                          (vii)   liver; and

                          (viii) additional organ transplants as approved by the Plan Administrator in its sole discretion; and

                 (c) dental and/or orthodontic surgery, including surgery for temporomandibular joint dysfunction (TMJ); provided, however, that

                 (d) if two or more surgical procedures are performed through the same incision, the major procedure will be payable at 100% of the Reasonable and Customary charge for such procedure and all other procedures will be payable at 50% of the Reasonable and Customary charge for those procedures, and when an incidental procedure is performed through the same incision, a benefit will be payable only for the major surgical procedure.

         5. The fee for one visit each day by a Physician in charge of the case to a Participant who is confined to a Hospital because of an Illness or Injury; provided such visit is Medically Necessary for the treatment of the Participant's medical condition, but no benefit is payable for any treatment given on or after the date a surgical operation is performed on the Participant, if such treatment is provided by the surgeon.

         6.      Diagnostic x-ray and laboratory services:

                 (a) when Medically Necessary to diagnose an Illness or Injury for which definite symptoms are present;

                 (b) to start, maintain or change a treatment plan when performed in the outpatient department of a Hospital; or

                 (c) when performed by a Physician elsewhere than in a Hospital, as follows:

                         (i) diagnostic x-ray and imaging procedures, including but not limited to:

                                 (A)      ultrasound;
                                 (B)      chest x-ray;
                                 (C)      CT studies; and
                                 (D)      upper GI series.

                         (ii) clinical laboratory procedures, including but not limited to:

                                 (A)      blood and urine analysis;
                                 (B)      electrocardiograms;
                                 (C)      allergy testing; and
                                 (D)      routine pap smears.

         7. If a Participant is receiving care through a recognized Hospice Care Program in lieu of hospitalization, Benefits shall be provided for Medically Necessary care (both on an inpatient and outpatient basis) and supportive services during the final stages of Illness for a Participant who has been diagnosed as Terminally Ill.

                  (a) Hospice Benefits shall include the Reasonable and Customary charges for the following medical services:

                       (i) inpatient expenses for services and supplies during Confinement which is part of the Hospice program;

                       (ii) medication and supplies which would have been provided in the Hospital;

                       (iii) services of a Physician or Nurse in developing a Hospice Care program;

                       (iv) Physician calls in the office, home, clinic, outpatient department or elsewhere;

                       (v)     services of a Nurse;

                       (vi) rental of Durable Medical Equipment, or purchase if cost-effective; and

                       (vii) Home Health Aide services providing supportive services in the home under the supervision of a Nurse or licensed therapist.

                  (b)  Hospice Benefits shall not include:

                       (i) any volunteer services which would normally be provided free of charge;

                       (ii)    legal and/or financial planning;

                       (iii)   counseling by clergy or any volunteer group;

                       (iv)    bereavement counseling;

                       (v) services of an immediate relative or member of the Participant's Household;

                 (vi)     charges not made or ordered by the attending
                          Physician; and

                 (vii) charges for which the family would not legally have to pay if there were no Coverage.

         8. If a Participant receives medical services from an approved Home Health Care Agency which are determined to be Medically Necessary for the treatment of an Illness or Injury, and are recommended by a Physician and provided in lieu of hospitalization, Home Health Care Benefits shall be provided, for up to thirty (30) days per confinement, subject to the limitations set forth below.

                 (a) Home Health Care Benefits shall be limited to Reasonable and Customary charges for the following medical services:

                          (i) medication and supplies which would have been provided in the Hospital;

                          (ii)     services of a Physician or Nurse in
                                   developing a Home Health Care plan;

                          (iii) Physician calls in the office, home, clinic or out-patient department;

                          (iv)     services of a Nurse;

                          (v) services of therapist performing physical, occupational, speech or psycho-social therapy;

                          (vi) rental of Durable Medical Equipment, or purchase if cost-effective; and

                          (vii) supportive services of a Home Health Aide in the Participant's home under the supervision of a Nurse or licensed therapist.

                 (b)      Home Health Care Benefits shall not include:

                          (i) any volunteer services which would normally be provided free of charge;

                          (ii)     legal and/or financial planning;

                          (iii)    counseling clergy or any volunteer group;

                  (iv) services of an immediate relative or member of the Participant's Household;

                  (v)      charges not made or ordered by the attending
                           Physician; and

                  (vi) charges for which the family would not legally have to pay if there were no Coverage.

         9.      Professional services by a Physician.

         10. Services of a Nurse (who is not a member of the Participant's Household) for professional nursing services.

         11. Medical supplies, including casts, bandages, splints, trusses, crutches, dressings and orthopedic shoes (limited to one pair per calendar year).

         12. Rental of Durable Medical Equipment, such as an artificial respirator, oxygen, hospital bed or wheelchair, if Medically Necessary and recommended by a Physician. Purchase will be made if more cost-effective. Charges for more than one item of equipment for the same or similar purpose will not be covered. Charges for repair of purchased equipment will be covered if there is a change in the patient's medical condition or, if it is more cost effective to replace the equipment rather than repair or rent like-equipment, charges for the replacement of purchased equipment will be covered.

         13.     Diabetic supplies, such as insulin, syringes and test tabs.

         14.     Injections prescribed by a Physician, including allergy shots.

         15. Drugs and medicines (excluding vitamins) which require a written prescription by a Physician and which are dispensed by a licensed pharmacist.

         16. Charges for the first prosthetic devices furnished to replace all or part of any internal body organ or external body part that is lost or impaired as the result of disease or Injury, including but not limited to artificial limbs, eyes, contact lenses following cataract surgery, an external-breast prosthesis (and the first bra made solely for use therewith), or a breast implant furnished after a mastectomy, and other prosthetic devices including necessary adjustments, repairs and replacements (excluding adjustments, repairs and replacements to dental appliances and excluding replacement of cataract lenses with no prescription change); however, replacement will be covered only if it is required because of a change in the patient's physical condition, it will cost less to replace than to repair, or the existing prosthesis cannot be made serviceable.

         17. Blood and other fluids injected into the circulatory system, and not donated or replaced.

         18. Therapeutic services when Medically Necessary for the diagnosis or treatment of a medical condition when performed in the outpatient department of a Hospital or by a Physician elsewhere than in a Hospital, including but not limited to:

                 (a) therapeutic x-ray treatment utilizing any form of radiant energy such as x-ray, radium, radon, radioactive isotopes, etc.; and

                 (b)      chemotherapy for proven malignancies.

         19. Physical therapy rendered by a licensed physical or occupational therapist but only for medical rehabilitation that is expected to improve the Participant's condition or prevent further deterioration and is Medically Necessary.

         20. Speech therapy, when prescribed by a Physician and provided by a licensed or certified speech therapist, for medical rehabilitation that is expected to restore speech to an individual who has lost speech function (the ability to express thoughts, speak words and form sentences) as the result of an Illness or Injury. The following limitations apply:

                 (a) Hospital inpatient benefits will not be paid if speech therapy is the sole reason for admission;

                 (b) outpatient speech therapy sessions are limited to thirty (30) per calendar year per Participant. Additional sessions may be covered for a Participant, if documentation of such sessions being Medically Necessary is provided; and

                 (c) speech therapy benefits will not be paid for treatment of psycho-social speech delay, behavior problems, attention disorder, conceptual handicap, or mental retardation.

         21.     Vision therapy which is Medically Necessary.

         22. The services of a Physician who actively assists the operating surgeon in the performance of such surgical services when:

                 (a) the Participant is Confined as an inpatient in a Hospital;

                 (b) the nature of the surgical procedure requires such assistance; and

                 (c) the assistant surgeon does not receive remuneration from the Hospital due to his being a surgical resident or house staff Physician;

                 provided, however, that the assistant surgeon's reimbursement shall not exceed 20% of the primary surgeon's maximum allowance.

         23. Skilled Nursing Facility medical services from an approved Skilled Nursing Facility which are determined to be Medically Necessary for the treatment of an Illness or Injury, and are recommended by a Physician. Skilled Nursing Facility Benefits shall be provided, subject to the limitations set forth below:

                 (a) Skilled Nursing Facility Benefits shall include the Reasonable and Customary charges for the following medical services:

                          (i) the daily semi-private Room and Board charge for each day of Confinement; and

                          (ii) the facility's other charges Incurred for the service provided.

                 (b) Skilled Nursing Facility Benefits will be payable for up to ninety (90) days of Confinement, for charges Incurred during the period of Confinement, if the period of Confinement:

                          (i) begins within fourteen (14) days after discharge from the Hospital for the same or a related cause; and

                          (ii) ends on the ninetieth (90th) day after the Confinement ends or, if earlier, on the date the Employee returns to work.

                 (c)      Skilled Nursing Facility benefits shall not include:

                          (i)     any charges not ordered by the attending
                                  Physician;

                          (ii) any charges for Custodial Care, including care for tuberculosis, senile deterioration, mental deficiency or mental retardation;

                           (iii) charges relating to Confinement for alcohol or substance abuse rehabilitation; and

                           (iv)   charges relating to Confinement for
                                  psychiatric treatment.

         24. Services for or related to artificial insemination or in-vitro fertilization limited to 50% of Reasonable and Customary charges.

         Section 5.02  Special Benefits.

         (a) Second Opinion for Elective Surgery. If a Participant is advised by a Physician to undergo an elective, non-emergency surgical procedure, benefits shall be paid at 100% of the Reasonable and Customary charge for an examination and consultation necessary for the Participant to obtain a second opinion from a specialist in the area of medical competence required by the diagnosed condition. This benefit is available without regard to whether the applicable Deductible limit has yet been reached for the calendar year.

The Plan will not cover second surgical opinions that are given by the Physician who eventually performs the surgery.

         (b) Pre-Admission Testing. The Plan covers diagnostic laboratory x-ray tests performed on an outpatient basis solely for diagnostic purposes, provided such tests:

         (i) are accepted by the Hospital in which the scheduled inpatient Confinement is to take place;

         (ii) are performed in place of tests that would normally have been performed during the scheduled inpatient Confinement;

         (iii) are prescribed by the Physician who scheduled the inpatient Confinement or the Physician attending the Participant during the scheduled inpatient Confinement; and

         (iv) are performed within the seven (7) day period preceding the inpatient Confinement.

The Plan will pay benefits for such tests at 100% of the Reasonable and Customary charge without regard to whether the applicable Deductible limit has yet been reached for the calendar year.

         (c) Pre-Admission Certification. Advance review and certification of in-patient Hospital admissions is required of Participants as a condition for the Plan providing Benefits in connection with any such admission at the level stated in the Schedule of Benefits. If at least 24 hours advance certification of the Hospital admission is not obtained, then the Plan will pay benefits at a level of only 50% of the Reasonable and Customary charges for Covered Expenses Incurred in excess of applicable Deductible limits in connection with such Hospital stay, without regard to the Participant's Maximum Out-of-Pocket Expense limit. Such reduced level of benefits will apply as well to Covered Expenses Incurred during any portion of the

Hospital stay that exceeds the length of stay certified in advance as appropriate. The treating Physician has the right to appeal to the Plan's certification service any denial of certification as to all or any portion of the Hospital stay which he prescribed in accordance with procedures established by the Plan Administrator.

         The pre-admission certification and appeal processes shall operate under such procedures as the certification service shall require. Galileo shall select and appoint, from time to time, the person or entity to provide such certification services for the Plan; provided that such person or entity shall serve the Plan as an independent contractor and not as an agent, employee or representative of any Employer, the Plan Administrator, or the Plan.

         Advance certification shall not be required for emergency in-patient Hospital admissions, but certification of such admissions is required and must be sought by or on behalf of the Participant by notifying the certification service within 24 hours after the emergency admission. The same conditions and limits on the Plan's benefit obligations shall apply with respect to such required post-admission certification of emergency Hospital admissions as applies above to non-emergency admissions.

         A certification provided by the person or entity providing certification services for the Plan pertains only to the appropriateness of the medical care a Participant receives. A decision made to allow hospitalization, a certain procedure, treatment, or additional care does not automatically mean an expense shall be covered under the Plan or that a claim for benefits under the Plan shall be approved. Any decisions made by the person or entity providing certification services for the Plan shall not constitute an approval by the Employer of the quality of care provided by a Physician or other health care provider.

         Section 5.03  Alcohol/Substance Abuse Care Benefits.

         (a) Subject to satisfaction of the applicable Deductible and Copayment requirements and limits set forth in the Schedule of Benefits, and to the limits and exclusions set forth in Article VI, the Plan will pay for the following expenses Incurred in connection with the diagnosis and treatment of a Participant by or under the direction of a psychiatrist or a fully licensed clinical psychologist:

         1.      covered inpatient services and supplies in a Hospital;

         2. covered inpatient services and supplies in an intermediate residential Treatment Facility. For purposes of these benefits, Day Treatment (treatment rendered approximately 8 hours per day in a defined treatment program at a Treatment Facility) will constitute inpatient care and be subject to inpatient benefits;

         3.      covered outpatient therapy and testing; and

         4. professional fees as rendered by a psychiatrist or fully licensed psychologist. If working under the direct supervision of a psychiatrist or fully licensed psychologist, the Plan will also cover the fees for services rendered by a certified social worker, limited license psychologist or clinical psychiatric nurse specialist.

         (b) Exclusions. The following alcohol/substance abuse expenses are not covered by the Plan:

         1. expenses Incurred in connection with outpatient treatment of alcohol or substance abuse;

         3. any expenses Incurred in a long-term residential care facility, including but not limited to half-way houses; and

         4. expenses Incurred for other than the Participant's initial treatment program; Benefits will not be paid for expenses Incurred on or after the date of the Participant's initial treatment program for renewed or repeated treatment.

          Section 5.04  Psychiatric Benefits Provision.

         (a) Subject to satisfaction of the applicable Deductible and Copayment requirements and limits set forth in the Schedule of Benefits, and to the limits and exclusions set forth in Article VI, the Plan will pay for the following expenses Incurred in connection with the diagnosis and treatment of a Participant by or under the direction of a psychiatrist or a fully licensed clinical psychologist:

         1. covered inpatient services and supplies in a Hospital. For purposes of these benefits, Day Treatment (treatment rendered approximately 8 hours per day in a defined Hospital program) will constitute inpatient care and be subject to inpatient benefits;

         2.      covered outpatient therapy and testing; and

         3. professional fees as rendered by a psychiatrist or fully licensed psychologist. If working under the direct supervision of a psychiatrist or fully licensed psychologist, the Plan will also cover the fees for services rendered by a certified social worker, limited license psychologist or clinical psychiatric nurse specialist.

         (b)     Exclusions.  The following expenses are not covered by the
                 Plan:

         1.      any expenses excluded under Article VI; and

         2. any expenses Incurred in connection with more than the maximum covered period of confinement set out in the Schedule of Benefits.

                                   ARTICLE VI

                         BENEFIT LIMITS AND EXCLUSIONS

         Section 6.01 General Limitations and Exclusions. The following are general limits and exclusions for which no Benefits are payable under the provisions of the Plan:

         1. Charges for Covered Expenses Incurred by a Participant prior to the date that Participant becomes covered under this Plan.

         2. Charges in excess of Reasonable and Customary, or in excess of any other limits (including charges which cause the Participant to exceed aggregate lifetime benefit limits) set forth in the Schedule of Benefits or elsewhere in the Plan.

         3. Charges for any service or supply which is not Medically Necessary for the treatment of the Participant's Illness or Injury.

         4. Charges in connection with any treatment or service not prescribed by a Physician.

         5. Charges for accrued interest on a claim payable or Contribution made under this Plan.

         6. Charges for completion of claim forms required or requested by a Hospital or Physician.

         7. Charges made by a Physician for telephone calls, interviews, or consultations in which the Participant is not seen for treatment.

         8. Charges for a Hospital when hospitalized primarily for diagnostic studies or physical therapy.

         9. Charges in connection with hospitalization for surgical procedures for which no Benefits are payable.

         10. Charges for travel to and from the Physician's office and/or Hospital and any other travel whether or not prescribed by a Physician, except for Medically Necessary ambulance service.

         11. Charges made by a Physician for in-Hospital medical visits in excess of one each day to a Participant who is confined because of an Illness or Injury which does not require surgery.

         12. Charges for or in connection with Experimental procedures or treatment methods.

         13.     Charges for Experimental devices.

         14. Charges for or related to sex change surgery or any treatment related to gender identity.

         15.     Charges for routine physical or gynecological examinations.

         16. Charges for routine immunizations, annual booster shots or other preventive medicines, except routine pap smears.

         17. Charges for digestive aids, vitamins, minerals, or other dietary supplements, whether taken orally or injected, regardless of whether such items are prescribed by a Physician.

         18. Charges in connection with acupuncture, hypnosis or biofeedback.

         19. Charges for well baby care, except routine Hospital nursery charges made while the baby is Hospital confined, provided the mother is also Hospital confined.

         20. Charges in connection with normal maternity, complication or otherwise, for a Dependent other than a spouse.

         21. Charges for services, medication or devices utilized for the prevention of pregnancy.

         22. Charges in connection with sterilization, reversal of sterilization procedures, abortions or vasectomies.

         23. Charges in connection with child adoption, including health examinations and testing as required.

         24. Charges in connection with infertility treatment to the extent not related to a diagnosed medical disorder.

         25. Charges in connection with Cosmetic Surgery or other services and supplies which improve, alter or enhance appearance, whether or not for psychological or emotional reasons; except to the extent needed to repair a part of the body that is malformed as the result of:

                 (a) Injury which occurs while the person is covered for these Benefits;

                 (b) necessary surgery for which subsequent reconstructive surgery is recommended; or


                 (c) a congenital anomaly in an enrolled Dependent child provided the surgery is performed before the child attains age 16.

         26. Charges for or related to treatment, including surgery, for diet or weight control.

         27. Charges in connection with marriage, pastoral, career, or financial counseling services.

         28.     Charges in connection with alopecia (loss of hair).

         29. Charges for Hospital services of Physicians, surgeons or technicians who are employed by the Hospital.

         30.     Charges resulting from commission of an assault or felony.

         31. Charges for accidental bodily Injury or Illness caused by war, declared or undeclared, riot, or by any act of war, service in the military, naval or air forces or any country or any civilian non-combatant unit serving with such forces.

         32. Charges the Participant is not legally obligated to pay, including amounts in excess of discount rates separately negotiated between any Employer and health care provider.

         33. Charges made by a Hospital owned or run by the United States Government, or by a nursing home.

         34. Charges for which the Participant is entitled to payment or reimbursement, in whole or in part, by or through a public program.

         35. Charges in connection with medical services provided for by the Employer.

         36. Charges that would not have been made if coverage under this Plan had not existed.

         37. Charges covered under no-fault laws or no-fault insurance policies without regard to any coordination, limitation, exception or exclusion of coverage thereunder due to the existence of this Plan.

         38. Charges to the extent that payment is unlawful where the person resides when the expenses are Incurred.

         39. Expenses Incurred as a result of accidental bodily Injury related to employment, or covered by applicable workers compensation statutes.

         40. Charges for services rendered or supplies obtained after the date the Coverage is terminated.

         41.     Occupational therapy, such as job rehabilitation.

         42. Shoe modifications, including insoles, arch supports, and orthotics.

         43. Preventive treatment, diagnosis, and/or testing for Participants who are asymptomatic but are considered to be at risk of developing an Illness in the future.

         44. Charges for or related to any eye surgery mainly to correct refractive errors, including but not limited to radial keratotomy; also charges for eyeglasses, contact lenses, hearing aids and examinations for prescribing or fitting such items.

         45. Charges for educational services, programs, or supplies, including specialty camps, regardless of whether the provider is covered by this Plan.

         46. Charges for services or supplies required by governmental agencies or educational institutions.

         47. Charges for services of a physician, physical therapist, occupational therapist, speech therapist or audiologist rendered to a covered Dependent child who is physically or mentally impaired or learning disabled and which any school system is required to provide under any law mainly to help him to benefit from special education.

         48. Charges for hearing examinations and hearing aids, except that the Reasonable and Customary charges of an audiologist will be covered for performing an evaluation that is requested by a Physician so as to identify the location of disease or Injury to the auditory system when definite symptoms indicate that such disease or Injury may exist.

         49.     Any charges or services not specifically listed as a Covered
                 Expense.

         50. Any charges or services Incurred at a time when this Plan is not in effect.

         51. Charges for treatment of teeth, gums and bone surrounding the teeth, including treatment of temporomandibular syndrome
                 (TMJ), unless the charges are for:

                 (i) dental work performed by a licensed dentist to repair an Injury to sound natural teeth, if the Injury occurred while the Participant was enrolled in the Plan, or

                 (ii) Hospital services covered by Article V and not otherwise excluded under this Article VI.

         Section 6.02 Pre-Existing Conditions. The Plan limits Coverage for pre-existing conditions as described in this Section 6.02. A pre-existing condition is an Injury or Illness for which a person receives treatment, Incurs expenses or receives a diagnosis from a Physician during the ninety (90) days prior to the date the person becomes a Participant in the Plan. The term "pre-existing condition" will also include any condition which is related to any such Injury or Illness. The Plan does not cover charges for or in connection with an Injury or Illness which is a pre-existing condition after Benefits equal to $750 have become payable, unless those charges are Incurred after the earlier of: (a) a ninety (90) day period, which ends while an individual is a Participant in the Plan, during which he receives no treatment, Incurs no expenses and receives no diagnosis from a Physician in connection with that Injury or Illness; or (b) a one-year period during which an individual is continuously covered under the Plan.

         The foregoing limitation on Coverage for pre-existing conditions shall not apply to a Retiree and his Dependents who are enrolled for Coverage effective as of the date the Retiree first becomes eligible to participate in this Plan, having just retired from employment with the Employer. The pre-existing conditions limitation also shall not apply to any Retiree who elects to enroll in this Plan immediately following and as a result of an involuntary loss of coverage under any other group health plan not maintained by the Employer; provided that the Plan Administrator finds, in its sole discretion based on the available evidence, that the Retiree's loss of such other coverage was not due to events within the control of the Retiree (nor due to the Retiree reaching the maximum benefit limits under such other plan) and that the Retiree has demonstrated that he had no reasonable prospect of obtaining available group health plan coverage for the foreseeable future.

         The pre-existing conditions limitation also shall not apply to any child adopted by or placed for adoption with a Retiree, if the adoption or placement for adoption occurs while the Retiree is eligible for Coverage under the Plan.

                                  ARTICLE VII

                            COORDINATION OF BENEFITS

         Section 7.01  Definitions of Terms.

         (a) "Other Plan" means any benefit plan providing medical benefits of any type also provided under this Plan, which benefits are provided by one of the following:

         1. Group insurance or any other arrangement of coverage for individuals in a group, whether on an insured, reinsured or uninsured basis, including student coverage obtained through an educational institution above the secondary school level.

         2. Coverage under a governmental program provided or required by statute, including no-fault coverage to the extent required in policies or contracts by a motor vehicle insurance statute or similar legislation, but excluding a state plan under Medicaid (Title XIX, Grants to States for Medical Assistance Programs, of the United States Social Security Act, as amended from time to time) and any plan when, by law, its benefits are excess to those of any private insurance program or other non-governmental program.

"Other Plan" will not include, however, benefits payable under any income replacement coverage.

         The term "Other Plan" will be construed separately with respect to each policy, contract, or other arrangement for benefits or services and separately with respect to that portion of any such policy, contract, or other arrangement which reserves the right to take the benefits or services of other plans into consideration in determining its benefits and that portion which does not.

         (b) "Allowable Expense" means any Medically Necessary, Reasonable and Customary item of medical or health expense, at least a portion of which is covered under this Plan; provided, however, that in the case of any Other Plan that provides benefits in the form of services rather than cash payments, the reasonable cash value of each service rendered shall be deemed to be both an Allowable Expense and a benefit paid.

         (c) A "Primary" plan is one that pays its benefits without regard to any other plans.

         (d) A "Secondary" plan is one that adjusts its benefits so that the total benefits available from any plans that are Primary to it are offset against the benefits payable by the Secondary plan, so that the aggregate benefits payable from all plans will not exceed the Allowable Expenses.

         Section 7.02 Nonduplication of Benefits. This Plan shall never be required to pay benefits with respect to any portion of an Allowable Expense that is not a Covered Expense under this Plan. This Plan also shall never be required to pay more than would otherwise be payable from it in the absence of this Article VII or without regard to any Other Plan. This Plan shall not be required to pay any portion of a benefit which would, when aggregated with benefits payable under Other Plan(s), cause the sum of benefits payable under this Plan and all Other Plan(s) for the same Allowable Expense to exceed 100% of that Allowable Expense.

         Section 7.03 Coordination Among Plans. If coverage under any Other Plan is involved, then:

         (a) If this Plan is the Primary payor, benefits under all Other Plans will not be taken into account for purposes of determining Benefits under this Plan; and

         (b) If this Plan is a Secondary payor, the benefits payable under the Primary Other Plan(s) will be aggregated and subtracted from the benefits otherwise payable under this Plan.

The basis for establishing the relative order of Primary and Secondary status among plans shall be as follows:

         (a) A plan that does not contain a coordination of benefits or nonduplication provision is deemed to be the Primary plan;

         (b) The benefits of a plan covering the person on whom a claim is based other than as a dependent shall be determined before the benefits of a plan covering such person as a dependent;

         (c) The benefits of a plan that covers a person as an active employee or as a dependent of that employee are determined before those of a plan covering that person as a laid-off or retired employee or as a dependent of such a person; except that if the Other Plan does not have this provision and if, as a result, the plans do not agree on the order of benefits, this rule (c) shall be ignored;

         (d) Except as provided in (e) or (f) below, if two or more plans cover an individual in the same respect, the Primary payor of benefits shall be the plan that has covered the individual for the longest period of time;

         (e) The Primary payor of benefits for a dependent child for whom claim is based shall be the plan of the parent whose birthday, counting only month and day and excluding year of birth, falls earlier in a calendar year. But, if both parents have the same birthday, the Primary payor shall be the plan that has covered the dependent child on whom claim is based for a longer period of time;

                 If a plan subject to this "birthday" rule coordinates with a plan that maintains that the benefits of a plan covering the dependent of a male are determined before those of a plan covering the dependent of a female, then the plans do not agree on the order of benefits and the coordination provisions of the Other Plan shall determine the order of benefits.

         (f) If two or more plans cover a dependent child of divorced or separated parents, benefits for the child are determined as follows:

                 1. If there is no court decree that sets financial responsibility for the health care expenses of the child, benefits for the child are determined in this order:

                          (i) First, the plan of the parent with custody of the child;

                          (ii) Second, the plan of the spouse of the parent with custody of the child; and

                          (iii) Third, the plan of the parent not having custody of the child;

                 2. If there is a court decree that establishes which parent has financial responsibility for the health care expenses of the child, the plan that covers the child as a dependent of that parent is Primary.

         Section 7.04 Excess Coverage. If an Other Plan contains provisions under which the coverage is declared to be "excess" to all other coverages, and it has been determined by benefits coordination and determination provisions that such plan should be Primary, this Plan shall maintain its Secondary position and pay benefits accordingly.

         Section 7.05 Information Rights. For the purposes of determining the applicability of and implementation of the nonduplication of benefits and coordination of benefits provisions of the Plan or any provision of similar purpose in any Other Plan, the Plan Administrator may, without the consent of or notice to any person, release to or obtain from any insurance company or other organization or person any information that the Plan deems to be necessary for such purposes. Any Participant by enrollment in the Plan shall automatically be deemed to consent to the preceding sentence, and any person claiming benefits under the Plan shall, as a condition precedent thereto, furnish to the Plan any information necessary to implement this provision.

         Section 7.06 Payment Adjustments. Whenever payments that should have been made under the Plan have been made under any Other Plan, the Plan Administrator shall have the right, exercisable alone and in its sole discretion, to pay over to any organization making such other payments any amount it shall determine to be warranted in order to satisfy the intent of the Plan. Any amounts so paid shall be considered Benefits under the Plan and, to the extent of such payments, the Plan, the Employer and the Plan Administrator shall be fully discharged from liability. The term "payments" includes providing benefits in the form of services, in which case "payments" means reasonable cash value of the benefits provided in the form of services.

         Section 7.07 Right of Recovery. If the amount of the payments made by the Plan is more than the Plan should have paid under these coordination of benefit rules, the Plan may recover the excess from one or more of the following as the Plan Administrator shall determine in its sole discretion:

         (a)     The person it has paid or for whom it has paid;

         (b)     Insurance companies; or

         (c)     Other organizations.

         The amount of "payments" made includes the reasonable cash value of any benefits provided in the form of services.

                                  ARTICLE VIII

                           COORDINATION WITH MEDICARE

         Section 8.01 Secondary Coverage to Medicare. To the greatest extent allowable under applicable law, coverage under the Plan for a Participant who is eligible to be covered under Medicare shall be secondary to coverage of such Participant under Medicare.

         Section 8.02 Primary Coverage to Medicare. If this Plan is primary to Medicare and a Participant who is eligible to be covered by Medicare Incurs a Covered Expense, the Plan shall pay for Covered Expenses, subject to any applicable Deductible amount and any applicable Copayment and Maximum Lifetime Limit, exclusions, and any other limits as set forth in the Plan.

         Section 8.03 Medicare Coverage Election. Notwithstanding any provision in this Article, if the Retiree or his Dependent chooses not to be covered by the Plan and elects in writing to be covered by Medicare, Medicare shall provide the coverage for such individual and coverage for Benefits under the Plan shall terminate.

         Section 8.04 Eligibility for Medicare. A Participant is considered eligible for Medicare for the purposes of the Plan during any period such Participant has coverage under Medicare or, while otherwise qualifying for coverage under Medicare, does not have such coverage solely because such Participant has refused, discontinued, or failed to make any necessary application for Medicare coverage.

                                   ARTICLE IX

                               CLAIMS PROCEDURES

         Section 9.01 Application for Benefits. (a) Claims for Benefits under the Plan shall be filed with the Plan Administrator on forms provided for that purpose. Claims must be filed within twelve (12) months from the date the expense was Incurred, but in no event later than three (3) months after the close of the calendar year in which the expense was Incurred. Claims received later than three months after the end of the calendar year in which the expense was Incurred shall not be honored, unless it shall be shown to the satisfaction of the Plan Administrator not to have been reasonably possible to furnish such proof within the required time and that proof was furnished as soon as was reasonably possible.

         (b) The Plan Administrator shall have the right and opportunity to have a Physician, who is chosen by the Plan Administrator, examine any Applicant whose Injury or Illness is the basis of the claim. The costs of any physical examination required under this provision shall be paid by the Plan. Further, the Plan Administrator shall have the right to orally question the health care provider or other professional person whose services are the basis of a claim under this Plan. These rights shall be exercisable by the Plan Administrator as often as is reasonably necessary during the pendency of any claim.

         (c) An Applicant shall furnish to the Plan Administrator such documents, data, or other information as the Plan Administrator considers necessary or desirable for the purpose of administering the Plan. The benefits payable under the Plan to or on behalf of an Applicant are conditioned on the Applicant's furnishing full, true, and complete documents, data, or other information reasonably related to the administration of the Plan requested by the Plan Administrator.

         Section 9.02 Claims Procedure. If a claim for Benefits under the Plan is approved, the Applicant will be notified in writing of such approval. In the event a claim for Benefits is denied, the Plan Administrator or its delegatee shall send prompt written notice to the Applicant within ninety (90) days of receipt of the application, or within one hundred eighty (180) days if circumstances so require. The notice shall include:

         (a)     Specific reasons for denial;

         (b) Specific references to pertinent Plan provisions on which the denial is based;

         (c) A description of any additional material or information necessary to approve the claim; and

         (d)     An explanation of the Plan's appeal procedure.

         Section 9.03 Appeal Procedure. If a claim for Benefits is denied, the Applicant or the Applicant's legal representative may submit a written request for review to the Plan Administrator. The request shall be made on forms provided for that purpose and shall be filed with the Plan Administrator within sixty (60) days from the date of receipt of notice of denial of the claim. If such written request is not made in a timely manner, the decision of the Plan Administrator shall be final and binding.

         Each request for review of a denied claim under the Plan shall state all the reasons the Applicant believes the denial was improper. The Applicant or the Applicant's legal representative may submit any additional information he considers appropriate and may review any documents related to the claim.

         The Plan Administrator shall send prompt written notice of its decision to the Applicant within sixty (60) days after receipt of the request for review. However, such sixty (60) day period may be extended when special circumstances, such as necessity for physical examinations, exist. If such special circumstances necessitate the delay, the Plan Administrator shall provide the Applicant a written explanation of the delay within such sixty (60) day period and shall render a decision within the period of one hundred twenty
(120) days following the receipt of the written request for review. If the Plan Administrator fails to furnish a written explanation of the decision on review within this time frame, the claim shall be deemed denied for the purposes of the appeals procedure. The written explanation of the decision on review shall set forth, in a manner intended and designed to be understood by the Applicant, the following information:

         (a)     Specific reasons for the decision; and

         (b) Specific references to pertinent Plan provisions on which the decision is based.

All decisions of the Plan Administrator shall be final and binding. The Plan Administrator may delegate any portion or all of its duties under this Article from time to time to an independent, professional claims administrator.

         Section 9.04 Exhaustion of Administrative Remedies. No legal or equitable action for benefits under the Plan may be brought until the Applicant has:

         (a)     Filed a claim for benefits as required by this Article;

         (b)     Received a written notice of denial of the claims;

         (c)     Filed a written request for review pursuant to Section 9.03;

         (d) Received written notice that the denial of the claim has been affirmed; and

         (e)     Otherwise exhausted all appeals and remedies under the Plan.

         Section 9.05 Facility of Payment. Upon receipt of a valid claim, any Benefits due will be paid to the Participant, the estate of the Participant in the event of the Participant's death, or the person(s) or institution to whom the Benefits were duly assigned by the Participant (provided a copy or acceptable written notice of such assignment is previously filed with the Plan Administrator).

         If, in the sole discretion of the Plan Administrator, a valid release cannot be rendered by a Participant for the payment of any Benefit under the Plan, such payment may be made directly to a health care provider, the guardian or conservator, the parents of a minor child or an individual or individuals as have custody or provide care and principal support of the Participant. In the event of the death of a Participant, payment shall be made by the Plan Administrator in good faith pursuant to this provision and shall fully discharge all liability to the extent of such payment.

         Section 9.06 Assignment of Benefits. To the extent permitted by law, no Benefit payable under this Plan, nor any Benefit payment under this Plan, shall be subject in any way to debt, liability, contract or engagement or tort of any Participant or his beneficiary, nor subject to anticipation, alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution or encumbrance of any kind, and any attempt to accomplish the same shall be void. Notwithstanding the foregoing, Benefits under the Plan may be assigned by the Participant to the provider of the services or supplies for which Benefits are payable. No such assignment, however, shall be binding on the Plan unless the Plan Administrator is notified in writing of the assignment prior to payment hereunder. The Plan Administrator shall not be required to inquire into the validity of any such assignment, and any payment made in accordance with any such assignment and in good faith by the Employer shall discharge the obligation of the Plan to the extent of such payment.

         Assignment of Benefits under this provision shall in no way relieve the Participant of ultimate responsibility for full payment to any provider of services or supplies.

         Section 9.07 Missing Person. If, by the first anniversary date of the receipt of a claim for payment under the Plan, the Plan is unable to locate the Participant or assignee, the amount payable shall be forfeited and shall cease to be a liability of the Plan. The Plan shall exercise due and proper care in attempting to locate the Participant or assignee.

         Section 9.08 Recovery of Overpayments. If the Employer makes any payment that, according to the terms of this Plan, should not have been made, it may recover that incorrect payment, whether or not it was made due to the Employer's or Plan Administrator's own error, from the person to whom it was made or from any other appropriate party. If any such incorrect payment is made directly to a Participant, repayment shall be in the form of a lump sum payment, reduction in future Benefits under the Plan, or such other method as the Employer may require. The Employer also reserves the right to recover any such overpayments by appropriate legal action.

                                   ARTICLE X

                         SUBROGATION AND REIMBURSEMENT

         Section 10.01 Subrogation. If a Participant, or his heirs, guardians, executors, or other representatives, may have a claim to recover money from a third party arising out of or relating to an Injury for which the Plan provides benefits, the Plan and the Employer shall be subrogated to the Participant's rights, and to the rights of his heirs, guardians, executors, or other representatives, to recover from the third party as a condition to receipt of Plan benefits. If the Plan or the Employer is precluded from exercising its right of subrogation or chooses not to exercise that right, the Plan or the Employer nonetheless may choose in its discretion to pay benefits under the Plan. Also, the Plan or the Employer may choose in its discretion to exercise only its right of reimbursement.

         Section 10.02 Reimbursement. If a Participant is injured as a result of the act of a third party and he or his heirs, guardians, executors, or other representatives files a claim for benefits under this Plan, he or his heirs, guardians, executors, or other representatives must, as a condition of receipt of Plan benefits, reimburse the Plan and the Employer from money received from the third party, or its insurer, to the extent of the amount paid by the Plan on the claim.

         Section 10.03 Subrogation and Reimbursement. Each Participant, or his heirs, guardians, executors, or other representatives, must do whatever is requested by the Plan Administrator with respect to the Plan's and the Employer's exercise of their subrogation and reimbursement rights and shall do nothing to prejudice those rights. In addition, each Participant, or his heirs, guardians, executors, or other representatives, at the time of making a claim for Plan benefits must inform the Plan Administrator in writing, whether the Participant was injured by a third party, and must provide the following information in a timely, prompt fashion as a condition to receipt of Plan benefits:

         (a) The name, address, and telephone number of the third party that in any way caused the Injury, and of the attorney representing the third party;

         (b) The name, address, and telephone number of the third party's insurer;

         (c) The name, address, and telephone number of the Participant's attorney with respect to the third party's act;

         (d) Prior to the meeting, the date, time and location of any meeting between the third party or his attorney and the Participant, or his attorney;

         (e) All terms of any settlement offer made by the third party or his insurer;

         (f) All information discovered by the Participant, or his attorney, concerning the insurance coverage of the third party;

         (g) The amount and location of any funds that are recovered from the third party or his insurer by the Participant, and the date that the funds were received;

         (h) All information related to any oral or written settlement agreement entered between the Participant and the third party or his insurer;

         (i) All information regarding any legal action that has been brought on behalf of a Participant against the third party or his insurer; and

         (j)     All other information requested by the Plan Administrator.

         A Participant who Incurs medical expenses as a result of the act of a third party, or his heirs, guardians, executors, or other representatives, is not eligible to receive benefits under this Plan until he, or his heirs, guardians, executors, or other representatives, signs and returns a written agreement to subrogate or reimburse the Plan and the Employer, and complies with the subrogation and reimbursement terms of the Plan. If the agreement is not executed and delivered to the Plan Administrator, benefits shall not be paid. If any benefits have been paid prior to the provision of the written agreement to subrogate or reimburse or prior to compliance with the subrogation and reimbursement terms of the Plan, the Plan shall have both the right to discontinue payments and the right to bring legal action against the Participant, or his heirs, guardians, executors, or other representatives, to recover benefits already paid.

         If benefits are paid under the Plan to a Participant, or his heirs, guardians, executors, or other representatives, who recovers from a third party or his insurer by settlement, judgment or otherwise, the Plan and the Employer shall have a right to recover from the Participant, or his heirs, guardians, executors, or other representatives, an amount equal to the amount the Plan paid with interest at five percent (5%) per annum, or whatever lesser amount is recovered by the Participant. Any funds recovered by a Participant, or his heirs, guardians, executors, or other representatives, from a third party or his insurer must and is deemed to be held in trust for the benefit of the Plan and the Employer, to the extent of the amount of Plan benefits until reimbursement, with the Participant, or his heirs, guardians, executors, or other representatives, as trustee and fiduciary within the meaning of ERISA.

         No Participant, or his heirs, guardians, executors, or other representatives, may retain an attorney with respect to the third party without the prior agreement of the Plan Administrator. Each Participant, or his heirs, guardians, executors, or other representatives, hereby waives, as a condition of receiving benefits under the Plan, the assertion of any attorney/client privilege with regard to the third party.

         Neither the Plan nor the Employer will be responsible for any expenses or fees incurred in connection with any sums recovered by the Participant, or his heirs, guardians, executors, or other representatives, from the third party.

                                   ARTICLE XI

                 TERMINATION AND CONTINUATION OF PLAN COVERAGE

         Section 11.01  Cancellation of Coverage.

         (a) Retirees. A Retiree's Coverage under the Plan shall terminate on the earliest of the following dates:

         1. The date the Participant ceases to be classified as a Retiree as defined by the Plan (due to circumstances or Plan amendment);

         2. The date the Retiree reaches the Maximum Lifetime Limit set forth in the Schedule of Benefits;

         3.      The date this Plan terminates;

         4.      The date the Retiree dies;

         5. The date the Participant fails to timely pay the required Contribution, to the Plan; or

         6. The date the Retiree requests in writing that termination of Coverage occur.

         (b) Dependents. A Dependent's Coverage under the Plan shall terminate on the earliest of the following dates, subject to the "Continuation of Coverage" provisions set forth in Sections 11.03 through 11.08:

         1.      The date the Retiree's Coverage ends;

         2. The date the Participant ceases to be classified as a Dependent as defined by the Plan (due to circumstances or Plan amendment);

         3.      The date the Dependent dies;

         4. The date the Participant fails to timely pay the required Contribution, to the Plan;

         5.      The date Dependent Coverage under the Plan is terminated;

         6. The date the Dependent reaches the Maximum Lifetime Limit set forth in the Schedule of Benefits; or

         7. The date the Dependent requests in writing that termination of Coverage occur.

         Section 11.02 Change in Status. Each Participant is required to notify the Plan Administrator of any change in his address, or any other change in status which might affect his Coverage under the Plan. Except as otherwise provided in the "Continuation of Coverage" provisions set forth in Sections
11.03 through 11.08 below, notice must be given within thirty (30) days of the date the change in status occurs.

         Section 11.03 Continuation of Coverage To Eligible Dependents. If a Dependent ceases to be eligible for Coverage under the Plan due to one of the following "qualifying events":

         (a)     Divorce or legal separation of the Retiree;

         (b)     The Retiree becoming entitled to Medicare (i.e., attaining age
                 65);

         (c) The Dependent ceasing to be classified as a Dependent as defined by the Plan (due to circumstances or Plan amendment); or

         (d)     The Retiree's death;

the Dependent may elect to continue or maintain Plan Coverage (subject to Plan provisions and amendments taking effect thereafter) on a self-pay basis subject to the provisions of this Article XI.

         Section 11.04 Election of Continued Coverage. The eligible Dependent must notify the Plan Administrator in writing within sixty (60) days after a divorce or legal separation or the cessation of Dependent classification under the Plan. All rights to continue Plan Coverage shall be lost by the failure to timely give this required written notice to the Plan Administrator.

         The Plan Administrator shall, within fourteen (14) days of being notified of such qualifying event, advise the eligible Dependent of the right to continue Plan Coverage. Plan Coverage must be elected within sixty (60) days of the latest of the following:

         (a)     the qualifying event; or

         (b) the date the eligible Dependent is advised by the Plan Administrator of the right to continue Plan Coverage.

         Section 11.05 Contributions for Continued Coverage. The eligible Dependent shall be required to contribute an amount equal to the total amount of the cost of Plan Coverage, plus two percent (2%) determined by the Plan Administrator, as follows:

         (a) The cost of Coverage shall be either the reasonable estimate of the cost of providing Coverage for similarly situated Dependents, determined on an actuarial basis or as may be required by COBRA regulations issued by the Internal Revenue Service; or

         (b) The cost to the Plan of providing Coverage to similarly situated Dependents for the same month during the preceding Plan Year, adjusted by the increase or decrease in the implicit price deflator of the gross national product for the twelve (12) month period ending on the last day of the sixth month of the preceding Plan Year. This method of determining the cost of Coverage may not be used if there has been a significant change in Coverage under the Plan since the preceding Plan Year.

         The eligible Dependent shall pay the required Contributions for Plan Coverage before the first day of each calendar month. Except for the initial Contribution, any Plan provision for a grace period for payment of the required Contributions shall also apply to Plan Coverage being continued.

         If an eligible Dependent elects continued Plan Coverage after the qualifying event, then the eligible Dependent will have forty-five (45) days from the date of the election to make the required Contribution. The initial Contribution must be sufficient to pay for Coverage for every full month from the date Plan Coverage was lost due to the qualifying event up to and including the date of the initial Contribution. There is no grace period for the initial Contribution.

         If the entire first payment is not received within forty-five (45) days after the eligible Dependent's election was received, then the eligible Dependent shall be deemed to have forfeited his right to continue Plan Coverage with respect to the qualifying event to which his election pertained. If the entire amount of any subsequent payment is not received within thirty (30) days after the first day of the calendar month for which such payment is due, then as of the first day of such calendar month the individual's Coverage under the Plan shall be canceled and no longer in effect for expenses Incurred on and after that date.

         Section 11.06 Duration of Continued Coverage. If elected, the maximum period for continued Plan Coverage for a "qualifying event" involving the divorce or legal separation of the Retiree, the Retiree becoming eligible for Medicare, the death of the Retiree or the Dependent ceasing to meet the requirements for Dependent Coverage is 36 months.

         Other events will cause continued Plan Coverage to end sooner. Continued Plan Coverage will end short of the maximum period on the earliest of the following:

         (a) the date the Employer ceases to provide any group medical plan coverage for all employees;

         (b) the date the eligible Dependent fails to make any required contribution;

         (c) the date on which the eligible Dependent becomes covered under any other group health plan; or

         (d) the date on which the eligible Dependent becomes entitled to Medicare.

         Notwithstanding the foregoing, if the eligible Dependent becomes covered by another group health plan and has a pre-existing condition which is not covered by that other plan, the continued Plan Coverage (at least for that pre-existing condition) will not be terminated due to that other coverage.

         Section 11.07 Limitations. This Article shall apply only for such period as the continued coverage rights conferred under COBRA shall be applicable to this Plan. This Article is intended and shall be construed to satisfy the minimum requirements of COBRA, but not to create any rights in excess of such minimum requirements. Continuation Coverage is provided subject to a Participant's eligibility under the law. The Plan Administrator reserves the right to terminate continuation Coverage retroactively if a Participant shall be determined to be ineligible for continuation Coverage.

         Section 11.08 Rules. The Plan Administrator shall adopt such rules for the administration of this Article XI as it shall deem necessary and appropriate from time to time.

                                  ARTICLE XII

                                 ADMINISTRATION

         Section 12.01 Plan Administrator. Galileo shall be responsible for the general management and administration of the Plan and shall be designated as Plan Administrator within the meaning of ERISA; provided, however, that such responsibility may be delegated, from time to time, by action of Galileo's Board to any employee, officer, committee or independent entity as Galileo shall deem suitable in its sole discretion. The Plan Administrator shall be responsible for compliance by the Plan with all of the reporting and disclosure requirements of Part I of Subtitle B of Title I of ERISA. The Plan Administrator shall have the sole discretionary authority to control and manage the operation and administration of the Plan and shall be "named fiduciary" of the Plan for purposes of Section 402(a)(1) of ERISA. The Plan Administrator shall have all power necessary or convenient to enable it to exercise such authority. In connection therewith, the Plan Administrator may provide rules and regulations, not inconsistent with the provisions hereof, for the operation and management of the Plan, and may from time to time amend or rescind such rules and regulations. The Plan Administrator is authorized to accept service of legal process for the Plan, and shall have the full discretion, power, and the duty to take all action necessary or proper to carry out the duties required under ERISA.

         Section 12.02 Powers and Duties of the Plan Administrator. The Plan Administrator shall have the sole discretionary powers and duties to control and manage the operation and administration of this Plan, including, but not limited to, the power:

         (a) To employ one (1) or more persons or entities to render advice with respect to any responsibility the Plan Administrator has under this Plan;

         (b) To construe and interpret the Plan and to determine all questions arising under or in connection with the Plan, including (i) all questions of eligibility to participate and obtain benefits under the Plan; and (ii) factual questions about all Plan matters, its interpretation thereof in good faith to be final and binding on all parties;

         (c) To adopt such rules, regulations, forms and procedures, including, but not limited to cost containment procedures, as from time to time it deems advisable and appropriate in the proper administration of this Plan;

         (d) To prescribe procedures to be followed by any person in applying for any benefits under this Plan and to designate the forms or documents, evidence and such other information as the Plan Administrator may reasonably deem necessary, to support an application for any benefits under this Plan;

         (e) To authorize, in its discretion, payments of benefits properly payable pursuant to the provisions of this Plan;

         (f) To prepare and to distribute, in such manner as the Plan Administrator or Galileo deems appropriate, information explaining this Plan;

         (g) To apply consistently and uniformly the rules, regulations, determinations and decisions to all Participants in similar circumstances;

         (h) To prepare and file such reports and to complete and to distribute such other documents as may be required to comply fully with the provisions of ERISA, and of all regulations;

         (i) To retain counsel (who may, but need not, be counsel to Galileo), to employ agents and to provide for such clerical, medical, accounting, auditing and other services as it may require in carrying out the provisions of this Plan and to rely upon the information and advice furnished by such delegatees and experts, unless actually knowing such information and advice to be inaccurate or unlawful;

         (j) To request of and obtain from any Participant or the Employer such information and records as deemed necessary and proper; and

         (k) To correct any defect, supply any information or reconcile any inconsistency to carry out the purpose of the Plan; provided, however, that any interpretation or construction shall be done in a non-discriminatory manner and shall be consistent with the intent of the Plan.

Any determination made or action taken by the Plan Administrator shall be deemed to be final and binding with respect to any Participant or other party to whom that determination or action relates, and any such determination or action may be reversed by a court of competent jurisdiction only upon a finding by the court that such determination or action was arbitrary and capricious.

         Section 12.03 Expenses of Administration. All expenses of Plan administration shall be paid by the Employer, to the extent such expenses are reasonable.

         Section 12.04 Indemnification. A Plan fiduciary shall be personally liable to make good to the Plan losses to the Plan resulting from each breach by the fiduciary of the responsibilities, obligations, or duties imposed upon fiduciaries by ERISA and to restore to the Plan any profits made by such fiduciary through such fiduciary's use of Plan assets. A Plan fiduciary may purchase fiduciary liability insurance to cover such liability.

         Galileo shall fully protect and indemnify each Employer's director, officer, and employee serving as a Plan fiduciary at the request of Galileo for any liability, loss, cost, or damage suffered at any time by reason of his or her service as a fiduciary of the Plan (if the fiduciary did not act dishonestly or in willful or grossly negligent violation of the law or regulation under which such liability, loss, cost, damage or expense arose) or expense incurred (including reasonable legal fees and expenses), and in furtherance hereof the Employer may, at its election, participate by being a party plaintiff or defendant to any suit in law or in equity brought by or against such fiduciary for any cause other than his or her own dishonest, willful, or grossly negligent acts.

         Section 12.05 Liability of the Board, Officers and Employees. To the extent permitted by law, no member of the Board, officer, or employee of the Employer shall incur any personal liability of any nature for any act done or omitted to be done in good faith in connection with his or her duties relative to the Plan, except in cases of dishonesty, gross negligence or willful misconduct. Such Board members, officers, and employees shall be indemnified and saved harmless by Galileo from and against any liability, including reasonable attorneys' fees, to which any of them may be subjected by reason of any such good faith act or conduct in their director, officer, or employee capacity. Any indemnification payments made by reason of this paragraph shall not be made from the assets of the Plan nor from any trust established in conjunction with the Plan.

                                  ARTICLE XIII

                        AMENDMENT OR TERMINATION OF PLAN

         Section 13.01 Amendment. Galileo shall have the sole discretionary right from time to time to modify, amend, or terminate the Plan, at any time, for any reason, prospectively or retroactively, to any extent, by either (i) written action duly executed on behalf of Galileo by [Galileo's Vice President of Human Resources]; or (ii) written action duly executed on behalf of Galileo by an officer of Galileo duly authorized by the Board.

         Section 13.02 Termination. Galileo shall have the sole discretionary authority to discontinue or terminate the Plan, at any time without any liability whatsoever for such discontinuance or termination as designated by either (i) written action duly executed on behalf of Galileo by [Galileo's Vice President of Human Resources]; or (ii) written action duly executed on behalf of Galileo by an officer of Galileo duly authorized by the Board.

         Section 13.03 No Vesting of Plan Benefits. No eligible employee or retired employee, eligible dependent, or other person shall have any guaranteed or vested right at any time in or to any of the benefits provided by the Plan. If the Plan is modified, amended, or terminated, Participants shall be notified of the effect of such change on their Plan Benefits or Coverage. No consent of any eligible employee or retired employee, eligible dependent, or other person shall be necessary for Galileo to modify, amend, terminate the Plan. In the event of a Plan termination, the rights of Participants covered by the Plan at that time shall be limited to Benefit claims Incurred as of the date of Plan termination.

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

         Section 14.01 Conformity with Statutes. The Plan is intended to provide benefits which may or may not be subject to the requirements of applicable federal law, including ERISA. To the extent that the Plan is governed by ERISA, state law shall be preempted to the fullest extent permitted by law. To the extent not preempted by applicable federal law, including ERISA, the Plan shall be governed by the laws of the state of Illinois.

         Section 14.02 Limitation of Rights and Obligations. Neither the establishment, nor the maintenance of this Plan, nor any amendment thereof, nor the purchase of any insurance contract, nor any act or omission under this Plan or resulting from the operation of the Plan shall be construed:

         (a) As conferring upon any Participant, beneficiary or any other person, a right or claim against an Employer or the Plan Administrator, except to the extent that such right of claim shall be specifically expressed and provided in the Plan or provided under ERISA.

         (b) As creating any responsibility or liability of the Plan Administrator for the validity or effect of the Plan.

         (c) To give any Retiree the right to be retained in the service of any Employer.

         Section 14.03 Notice. Any notice given under this Plan shall be sufficient if given to the Plan Administrator when addressed to it at its office, or if given to a Participant when addressed to the Participant at his address as it appears on the records of the Plan Administrator.

         Section 14.04 Misrepresentation. Any material misrepresentation on the part of the Participant in making application for Coverage, or any application for a reclassification thereof or for service thereunder shall render the Coverage null and void.

         Section 14.05 Disclaimer of Liability. Nothing contained herein shall confer upon a Participant any claim, right or cause of action, either at law or at equity, against the Plan, Plan Administrator, or Employer for the acts or omissions of any health care provider from whom a Participant receives care, or for the acts or omissions of any Physician from whom the Participant receives service under this Plan, or for any acts or omissions of any provider of services or supplies under this Plan.

         Section 14.06 Entire Plan. This Plan document shall constitute the governing document for the Plan. No person has the authority to make any verbal statements of any kind at any time which (i) are legally binding on the Plan, the Plan Administrator or the

Employer, or (ii) alter the actual Plan document and contracts maintained in conjunction with the Plan.

         Section 14.07 Severability. Any provision of the Plan shall be severable, so that if any Plan provision is held invalid or unenforceable such invalid or unenforceable provision shall be severed from the Plan and the Plan shall operate without regard to such severed provision. In such event, the Plan shall be construed and enforced as if such severed provision had not been included herein, to the extent necessary to preserve the status of the Plan, as applicable, as qualified accident and health plan under Section 105 of the Code.


         IN WITNESS WHEREOF, GALILEO INTERNATIONAL PARTNERSHIP has caused this amended and restated Plan to be executed below by duly authorized officers, on this ___________ day of__________________ , 1997, to be effective as of
January 1, 1994.


                       GALILEO INTERNATIONAL PARTNERSHIP


                       By:
                          --------------------------------------

                       Its:
                           -------------------------------------



ATTEST:
       -------------------------
            Name and Title

                              SCHEDULE OF BENEFITS

                             GALILEO INTERNATIONAL

                              RETIREE MEDICAL PLAN

              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1994)

PURPOSE

The purpose of this Schedule of Benefits is to provide further explanation and terms of the Benefits provided under the Plan from time to time. This Schedule of Benefits together with the Plan comprises the Plan with respect to Plan Participants. Except where the context indicates otherwise, terms used and defined in the Plan shall have the same respective meanings for the purposes of this Schedule of Benefits.

DEFINITIONS

As used in this Schedule of Benefits, the terms "Benefit Percentage," "Comprehensive Medical Deductible," "Maximum Benefit Provision," and "Out-of-Pocket Expense" are described below in the sections numbered one through five.

In addition, the terms "Participating Provider" and "Non-Participating Provider" are defined as follows:

         "Participating Provider" means:

                           any institution, facility or agency which has entered into a contract with a Preferred Provider Organization (referred to as "PPO") to provide medical services at a predetermined cost in accordance with the agreement between the Insurer and that PPO; and

                           any health care professional who has entered into a contract with a PPO to provide medical services at predetermined fees as negotiated by the Insurer and that PPO.

         "Non-Participating Provider" means an institution, facility, agency or health care professional who has not entered into a contract with a PPO and the Insurer.

         "Insurer" means the entity with which Galileo contracts from time to time to provide one or more PPOs and other services for the Plan.

1.       MAXIMUM BENEFIT PROVISION

Covered Expenses under the Plan shall be limited as follows for Plan
Participants:

LIFETIME MAXIMUM BENEFIT(S)                                 $2,000,000 per Participant

Home Health Care Maximum Benefits                           Up to 40 visits per calendar year per Participant

Artificial insemination and in-vitro
fertilization                                               $25,000 per Participant (effective January 1, 1997, 4
                                                            cycles during Participant's lifetime)

COVERED EXPENSE DAILY LIMIT

Participating Provider Hospital                             The Hospital's negotiated rate

Non-Participating Provider Hospital                         The Hospital's most common daily rate for a semiprivate room

Skilled Nursing Facility                                    The Skilled Nursing Facility's most common daily rate for a semiprivate room, for up to 60 days in a calendar year per
                                                            Participant

2.       DEDUCTIBLES (including "Comprehensive Medical Deductibles")

The Deductibles listed below are charges to be paid by a Participant for the services rendered under the Plan. These Deductibles are in addition to any other expenses Incurred for which no Benefits are payable because of the Participant's required office visit copay expense:

Participating Provider
office visit copay expense

Maternity                                                   $5 for first visit, then 100% Coverage of Covered Expenses for remaining visits and delivery

Immunizations, Allergy Injections                           $5 per visit or the actual charge, whichever is less, then
                                                            100% Coverage of any balance

All other Office Visits                                     $5, then 100% Coverage (except for routine physicals)

Maintenance Prescription Drug Deductible                    $8 per prescription

Comprehensive Medical Deductibles
     (waived for Participating Provider
     charges)                                               $400

Family Deductible                                           $1,200

After Comprehensive Medical Deductibles totaling $1,200 have been applied in a calendar year for either: (a) a Retiree and of his Dependents; or (b) the Retiree's Dependents, the Retiree's Family need not satisfy any further Comprehensive Medical Deductibles for the rest of that calendar year.

3.       BENEFIT PERCENTAGE

The Benefit Percentage for Covered Expenses Incurred under the Plan for charges made by a Participating or a Non-Participating Provider is as follows:


                                         PARTICIPATING      NON-PARTICIPATING
                                            PROVIDER             PROVIDER
  Emergency Services                           90%                  90%*

  Pathologists, Radiologists, and              90%                  90%*
  Anesthesiologists Services

  Well-Baby Care                              100%              Not Covered
  Prescription Drugs                           80%                  80%*

  All Other Covered Expenses                   90%                   80%

  *This is the same Benefit Percentage as for Participating Provider charges.


If a Retiree or the Retiree's Dependents, while insured for Benefits under the Plan Incurs Covered Expenses, the Plan will pay an amount determined as follows:

The Benefit Percentage of Covered Expenses Incurred as shown in this Schedule of Benefits, after deducting any Comprehensive Medical Deductible shown in this Schedule of Benefits from the Covered Expenses first Incurred for a Participant in each calendar year.

Payment of any Benefits will be subject to: (a) any applicable Deductibles and maximum benefits shown in this Schedule of Benefits; and (b) the Maximum Benefit Provision. The portion of the Benefit Percentage that is not paid by the Plan is the Participant's Copayment.

4.       PAYMENT OF PARTICIPATING PROVIDER AND NON-PARTICIPATING PROVIDER
         EXPENSES

As explained below, the Plan pays Covered Expenses based on whether the services provided to a Participant are Participating Provider expenses or Non-Participating Provider expenses.

FOR PARTICIPATING PROVIDER EXPENSES

When a Participant has Incurred Out-of-Pocket Expenses of $1,500 in a calendar year, Benefits for that Participant for Covered Expenses Incurred for charges made by a Participating Provider during the rest of that calendar year will be payable at the rate of 100%.

When a Retiree and at least two of the Retiree's Dependents or at least three of the Retiree's Dependents have Incurred a combined amount of Out-of-Pocket Expenses of $4,500 in a calendar year, Benefits for that Retiree's Family for Covered Expenses Incurred for charges made by a Participating Provider during the rest of that calendar year will become payable at the rate of 100%.

All Benefit Deductibles will continue to apply. Any Comprehensive Medical Deductible, if not yet satisfied, will continue to apply until it is satisfied.


FOR NON-PARTICIPATING PROVIDER EXPENSES

When a Participant has Incurred Out-of-Pocket Expenses of $3,000 in a calendar year, Benefits for that Participant for Covered Expenses Incurred for charges made by a non-Participating Provider during the rest of that calendar year will be payable at the rate of 100%.

When a Retiree and at least two of the Retiree's Dependents or at least three of the Retiree's Dependents have Incurred a combined amount of Out-of-Pocket Expenses of $9,000 in a calendar year, Benefits for that Retiree's Family for Covered Expenses Incurred for charges made by a non-Participating Provider during the rest of that calendar year will become payable at the rate of 100%.

All Benefit Deductibles will continue to apply. Any Comprehensive Medical Deductible, if not yet satisfied, will continue to apply until it is satisfied.

5.       OUT-OF-POCKET EXPENSES

Out-of-Pocket Expenses are Covered Expenses Incurred by a Participant for charges made by both Participating and non-Participating Providers for which no Plan payment is provided because of any Copayments or any Comprehensive Medical Deductible (excluding any other Benefit Deductibles or copay expenses for office visits).